Exhibit 10.10

               AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT
                               (October 18, 1994)


         THIS AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of October 18, 1994 by and among ALLWASTE, INC. (the "COMPANY"), a Delaware corporation, EACH OF THE FINANCIAL INSTITUTIONS SIGNATORY HERETO (individually, a "BANK" and collectively, the "BANKS") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association acting as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

RECITALS:

         A. The Company, the Agent and the Banks have entered into a Credit Agreement dated as of November 30, 1993 (which such Credit Agreement, as the same may have heretofore been amended, modified, supplemented and restated from time to time, is hereinafter called the "CREDIT AGREEMENT").

         B. The Company, the Agent and the Banks now desire to amend the Credit Agreement in certain respects as provided hereinbelow.

AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto do hereby agree as follows:

         1. COMMITMENTS; ISSUANCE OF NEW NOTES. The Commitment of each Bank is hereby amended to be the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment," subject to any reduction in such Commitment pursuant to Section 2.2 of the Credit Agreement. The Company agrees that simultaneously with its execution and delivery of this Amendment, it will issue new Notes to each of the Banks in the face amount of each such Bank's new Commitment.

         2. PARTICIPATIONS IN LETTERS OF CREDIT. As of the date hereof, TCB is deemed, without further action by any Bank, to have purchased from each of the Banks other than TCB, and such other Banks are deemed, without further action by any Bank, to have sold to TCB all participations which each of such other Banks may have in any Participation Letter of Credit which are outstanding as of the date of this Amendment and all related Letter of Credit Exposure Amount outstanding on the date hereof under the terms of the Credit Agreement, and TCB is deemed, without further action by any Bank, to have sold immediately thereafter to each Bank other than TCB, and each such other Bank is deemed, without further action by any Bank, to have purchased from TCB, a participation to the extent of each such other Bank's Commitment Percentage in all of such Participation Letters of Credit and all of such Letter of Credit Exposure Amount on the date of this Amendment.

         3. EXTENSION REQUEST PERIODS AMENDED. The definition of "Extension Request Periods" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "EXTENSION REQUEST PERIODS shall mean (a) the period from and including November 30, 1995 through and including December 15, 1995 and
         (b) the period from and including November 30, 1996 through and including December 15, 1996."

         4. INDEBTEDNESS DEFINITION AMENDED. The definition of "Indebtedness" is hereby amended in its entirety to be and read as follows:

                  "INDEBTEDNESS shall mean and include, without duplication, (1) all items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus and surplus reserves), (2) all guaranties, endorsements, letters of credit and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, (3) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed and (4) all Rate Hedging Obligations; PROVIDED, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Agent in trust for the payment thereof and; PROVIDED, FURTHER, that when, and only when, the term "Indebtedness" is used in connection with the definition of Net Worth set forth herein or in the calculation of Net Worth, as contemplated in SECTION 5.3 hereof, said term shall NOT include items of the type described in CLAUSES (2) and (4) above or contingent liabilities under surety bonds."

         5. INTEREST COVERAGE RATIO ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "Interest Coverage Ratio" which shall be and read as follows:

                  "INTEREST COVERAGE RATIO shall mean, with respect to any Person and for any period, the ratio of EBITDA to interest expense of such Person for such period, all determined in accordance with Generally Accepted Accounting Principles (calculated after excluding any interest expense paid in connection with Discontinued Operations as of such day)."

         6. MATURITY DATE EXTENDED. The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "MATURITY DATE shall mean the earlier of (a) January 31, 2002 (as said date may be extended pursuant to the Extension Approval) and
         (b) the date specified by the Agent pursuant to SECTION 7.1 hereof."

         7. NET INCOME DEFINITION AMENDED. The definition of "Net Income" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  NET INCOME shall mean gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with Generally Accepted Accounting Principles; PROVIDED, that there shall not be included in such revenues (i) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary, (ii) any equity in the undistributed earnings of any Person which is not a Subsidiary,
         (iii) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired except as may be permitted under Generally Accepted Accounting Principles in connection with the pooling of interest method of accounting, and (iv) any gains resulting from the write-up of assets. Net Income shall be determined on a consolidated basis. PROVIDED, that in no case shall Net Income in any such fiscal year be less than $0.00 for purposes of calculating the Net Worth Floor Adjustment."

         8. NET WORTH, NET WORTH FLOOR AND NET WORTH FLOOR ADJUSTMENT SUBSTITUTED. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting there from the definitions of Tangible Net Worth, Tangible Net Worth Floor, Tangible Net Worth Floor Adjustment and Tangible Net Worth to Debt Ratio, and (b) adding thereto the following definitions:

                  "NET WORTH shall mean total assets (valued in accordance with Generally Accepted Accounting Principles) LESS all monies on deposit and held in trust for the payment of liabilities, obligations and indebtedness of the types described in items [1]-[4] of the definition of Indebtedness, LESS all Indebtedness (as that term is defined with respect to Net Worth). Net Worth shall be determined on a consolidated basis."

                  "NET WORTH FLOOR ADJUSTMENT shall mean an amount equal to, on any day, the sum of (a) seventy-five percent (75%) of the aggregate of Net Income during each of the fiscal years of the Company from and including the fiscal year ending August 31, 1995 through and including the fiscal year ending on or immediately prior to the fiscal year in which such day occurs plus (b) the aggregate of all equity added to the consolidated balance sheet of the Company and its Subsidiaries (including all equity resulting from Persons by converting Indebtedness of the Company owed to such Persons into Stock), from August 31, 1994 through and including such day, in accordance with Generally Accepted Accounting Principles; PROVIDED, that in determining the amount of equity so added neither the purchase nor any subsequent reissuance of any treasury stock shall be included."

         9. PARTIALLY OWNED SUBSIDIARIES DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "Partially Owned Subsidiaries" which shall be and read as follows:

                  "PARTIALLY OWNED SUBSIDIARIES shall mean, as of any day, all Persons which are Subsidiaries of the Company or of a Subsidiary of the Company, but which are not wholly-owned by the Company or such Subsidiary, as the case may be."

         10. RATE HEDGING AGREEMENTS AND RATE HEDGING OBLIGATIONS. Section 1.1 of the Credit Agreement is hereby amended by adding thereto definitions for "Rate Hedging Agreements" and "Rate Hedging Obligations" which shall be and read as follows:

                  "RATE HEDGING AGREEMENTS shall mean (a) any and all agreements, devices or arrangements designed to protect at least one of the parties to such agreement, device or arrangement from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, without limitation, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those agreements commonly known as interest rate 'swap' agreements and
         (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing."

                  "RATE HEDGING OBLIGATIONS shall mean, on any day, the aggregate amount of fractional exposure of the Company arising under Rate Hedging Agreements as of such day."

         11. TERMINATION DATE EXTENDED. The definition of "Termination Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "TERMINATION DATE shall mean the earlier of (a) January 31, 1998 (as said date may be extended pursuant to an Extension Approval),
         (b) the date the Company terminates the Commitment pursuant to SECTION
         2.2 hereof and (c) the date specified by the Agent pursuant to SECTION
         7.1 hereof."

         12. LETTER OF CREDIT SUBLIMIT INCREASED. Section 2.4 of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" where it appears in clause (i) and substituting therefor the amount "$40,000,000."

         13. UNSECURED BORROWED DEBT DEFINITION AMENDED. The definition of "Unsecured Borrowed Debt" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "UNSECURED BORROWED DEBT shall mean (a) all Indebtedness resulting from borrowings of the Company or any of its Subsidiaries (exclusive of intercompany borrowings) from time to time owing to Persons which is not secured by any Liens (excluding borrowings from trade creditors in the ordinary course of business), including the Indebtedness of the Company owing to the Banks or the Agent pursuant to this Agreement and (b) all Indebtedness issued, payable to or otherwise owed by the Company to sellers, assignors or transferors (or any of their respective Affiliates) of Stock or assets acquired by the Company from time to time, which is not secured by any Liens."

         14. FINANCIAL TESTS AMENDED. Section 5.3 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "5.3 FINANCIAL TESTS. (a) Have at all times a QUICK RATIO of not less than 1.00 to 1.00; (b) have at all times a NET WORTH of not less than $115,000,000 plus the Net Worth Floor Adjustment; (c) have a CASH FLOW RATIO of not less than 1.50 to 1.00 at all times prior to December 1, 1995, and at all times after November 30,1995 have a CASH FLOW RATIO of not less than 1.75 to 1.0; (d) have at all times a FUNDED INDEBTEDNESS TO EBITDA RATIO of not more than 2.75 to 1.00, and (e) have an INTEREST COVERAGE RATIO at all times not less than 6.00 to 1.00."

         15. ADDITIONAL GUARANTIES AND GUARANTY PROTECTION COVENANTS AMENDED.
Section 5.10 of the Credit Agreement is hereby amended by deleting the parenthetical phrase "(other than a Foreign Subsidiary)" where it appears therein and substituting therefor the parenthetical phrase "(other than a Foreign Subsidiary or a Partially Owned Subsidiary)."

         In addition, Section 5.11 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "5.11 GUARANTY PROTECTION. If on any day (a) the aggregate of Net Income before taxes of each of the Non-Guaranteeing Subsidiaries for the Rolling Four Quarters as of such day, shall exceed twenty percent (20%) of Net Income before taxes of the Company and its Subsidiaries on a consolidated basis for such Rolling Four Quarters, or
         (b) the aggregate of the Net Book Value of the assets of each of said Non-Guaranteeing Subsidiaries shall exceed twenty percent (20%) of the Net Book Value of the assets of the Company and its Subsidiaries on a consolidated basis as of such day; then, within thirty (30) days after such excess has been determined to exist, cause one or more of such Non-Guaranteeing Subsidiaries to execute and deliver to the Agent a Joinder Agreement and, in the case of a Non-Guaranteeing Subsidiary which is also a Foreign Subsidiary, a Guaranty enforceable in the jurisdictions where such Foreign Subsidiary is organized and its assets are located, in each case in Proper Form (together with such related certifi cates, opinions and documents as the Agent or any Bank may reasonably require), so as to reduce the applicable percentage to no greater than twenty percent (20%)."

         16. ENVIRONMENTAL AUDITS AND REVIEWS AMENDED. Section 5.15 of the Credit Agreement is hereby amended by deleting the word "twice" where it appears in the second to the last sentence of Section 5.15 and substituting therefor the word "once."

         17. PERMITTED INDEBTEDNESS PROVISIONS AMENDED. Section 6.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "6.1 INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, EXCEPT the following:

                  (a) Indebtedness to the Banks and the Agent pursuant hereto;

                  (b) in addition to and cumulative of any other Indebtedness permitted in this SECTION 6, in the case of the Company, ONLY, Unsecured Borrowed Debt (subject to the limitations set forth in SECTIONS 6.1 [O] AND [P] below);

                  (c) Indebtedness secured by Liens permitted by SECTION 6.2 hereof;

                  (d) Indebtedness of a Person outstanding at the time of acquisition of all of the Stock of such Person by the Company or any of its Subsidiaries or at the time of merger of such Person into the Company or any of its Subsidiaries, as may be permitted in SECTION 6.4 hereof, and Indebtedness (and renewals and extensions thereof) which may from time to time be outstanding after the date of such acquisition or merger resulting from borrowings by such Person being so acquired or merged into the Company or such Subsidiary under credit facilities in place or committed to at the time of such acquisition or merger pursuant to which the lender or lenders thereunder are committed to lend to such Person (subject to compliance by such Person with standard loan agreement covenants), PROVIDED, that, after the date of such acquisition or merger, such credit facilities are neither increased nor are they amended or modified in such a way as could or would materially impact on the ability of the Company or any of its Subsidiaries to repay its Indebtedness to the Banks or the Agent or any other Person and, PROVIDED, FURTHER, that the aggregate amount of the Indebtedness outstanding at any time under all such credit facilities for all such Persons acquired or merged into the Company or such Subsidiary plus the aggregate amount of commitments to lend monies or issue letters of credit under all such credit facilities at such time may not exceed $5,000,000;

                  (e) other liabilities existing on the date of this Agreement and set forth on SCHEDULE IX attached hereto, and all renewals and extensions (but not increases) thereof;

                  (f) current accounts payable and unsecured liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Company or any of its Subsidiaries in the ordinary course of its business;

                  (g) agreements of intent to acquire a Person issued by the Company or any of its Subsidiaries in anticipation of acquiring such Person if such acquisition is permitted under the terms and conditions of this Agreement;

                  (h) the Indebtedness of any Subsidiary of the Company to the Company or any of the Company's other Subsidiaries or the Company to any of its Subsidiaries, in each case, as permitted in SECTION 6.7(F) of this Agreement; PROVIDED, that, upon the occurrence of a Default and so long as the same shall be continuing, none of such Indebtedness owed by the Company or any other Subsidiary which is also a Guarantor to a Non-Guaranteeing Subsidiary as of such time may be repaid and no new extensions of credit shall be made by any Guarantor to the Company or a Non-Guaranteeing Subsidiary as of such time, unless such Indebtedness was incurred in the normal course of the borrowing Person's business;

                  (i) guarantees by the Company or any of its Subsidiaries of the Indebtedness of any of their respective Subsidiaries permitted to be incurred, created or existing pursuant to this SECTION 6.1, PROVIDED, that such guarantees are not directly secured by any Liens;

                  (j) the Subordinated Indebtedness;

                  (k) current and deferred taxes;

                  (l) in addition to and cumulative of the Indebtedness described in clause (d) above, Indebtedness of the Company's Subsidiaries not in excess of $2,000,000 in the aggregate at any time;

                  (m) contingent liabilities under surety bonds;

                  (n) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, long term liabilities of the Company (determined in accordance with

         Generally Accepted Accounting Principles) not the result of borrowings, so long as the aggregate of such long term liabilities does not exceed at any time $500,000;

                  (o) Alternative Facilities Advances, PROVIDED, that the Alternative Facilities Advances do not exceed at any time the Aggregate Unused Commitment as of such time;

                  (p) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, guaranties, endorsements and other contingent liabilities of the Company and its Subsidiaries not to exceed at any time $6,000,000 in the aggregate, PROVIDED, that the portion of such Indebtedness of the Company's Subsidiaries shall not exceed at any time $1,000,000 in the aggregate;

                  (q) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, accrued liabilities related to insurance plans of the Company or any of its Subsidiaries not the result of borrowings, and

                  (r) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, (1) Rate Hedging Obligations of the Company under a Rate Hedging Agreement between the Company and NationsBank of Texas, N.A., executed effective as of September 30, 1994, in the notional amount of $30,000,000, with a maturity of June 2, 1997, and (2) Rate Hedging Obligations arising under Rate Hedging Agreements which have been approved in advance in writing by the Majority Banks in their sole and absolute discretion, PROVIDED that the Rate Hedging Agreements which give rise to such Rate Hedging Obligations are entered into solely for the hedging of the Company's ongoing business operations.

         The Company, the Agent, the Banks and each Guarantor (by its execution of a Guaranty or a Joinder Agreement) agree that, notwithstanding anything contained in this SECTION 6.1, in SECTION 6.7(F) or in any other provision contained in this Agreement which may appear to be to the contrary, any and all Indebtedness of (i) the Company or any of its Subsidiaries from time to time owed to any other Subsidiary of the Company or of (ii) any Subsidiary of the Company from time to time owed to the Company (together with any and all Liens from time to time securing the same as permitted by SECTION 6.7[F] hereof) is hereby made and at all times hereafter shall be inferior and subordinate in all respects to the Indebtedness from time to time owing to the Agent or any Bank pursuant hereto and to any Lien from time to time hereafter securing any of such Indebtedness pursuant to the terms hereof."

         18. LOANS AND INVESTMENTS AMENDED. Section 6.7 of the Credit Agreement is hereby amended by deleting therefrom in its entirety Subsection (l) contained in Section 6.7.

         19. CAPITAL EXPENDITURES AMENDED. Section 6.14 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  6.14 CAPITAL EXPENDITURES. Make expenditures for fixed or capital assets on a consolidated basis during any fiscal year of the Company (beginning with its 1994 fiscal year) in excess of $50,000,000 in the aggregate (PROVIDED, that, in calculating said amount for any fiscal year, expenditures for fixed or capital assets made by Subsidiaries of the Company, which were acquired during such fiscal year and accounted for as a pooling of interest, shall not be included to the extent that such expenditures were made prior to the time of acquisition). For purposes of determining the amount of expenditures made by the Company during any fiscal year, such expenditures shall include the cost of any revenue producing equipment (including all vehicles) subject to any operating lease entered into during such fiscal year. The Banks shall review the limit on capital expenditures on an annual basis and may agree, but shall not be obligated to, in their sole and absolute discretion, to change the then applicable limit on capital expenditures prospectively. Any such agreement shall be binding only upon the execution by all of the Banks and the Company of a writing in form and substance satisfactory to the Banks in their sole and absolute discretion without the need to obtain the approval of any Guarantor or any other Person or otherwise give any Guarantor or any other Person any notice of such change."

         20. TYPOGRAPHICAL ERROR CORRECTED. The Section reference to Section 6.7(j) contained in Section 6.12(a) of the Credit Agreement is hereby amended to be and refer to Section 6.7(i) of the Credit Agreement.

         21. NON-GUARANTEEING SUBSIDIARY REPRESENTATIONS. The Company hereby warrants and represents to the Agent and the Banks that all of the Company's Subsidiaries which are Foreign Subsidiaries or Partially Owned Subsidiaries as of the date of this Agreement which have not executed either a Guaranty or a Joinder Agreement are identified as such on SCHEDULE I attached hereto. The aggregate of the Net Income before taxes for the Rolling Four Quarters as of the date hereof of all of the Non-Guaranteeing Subsidiaries does not exceed as of the date hereof twenty percent (20%) of the Net Income before taxes of the Company and its Subsidiaries on a consolidated basis for such Rolling Four Quarters, nor does the aggregate of the Net Book Value of the assets of such Subsidiaries exceed twenty percent (20%) of the Net Book Value of the assets of the Company and its Subsidiaries on a consolidated basis as of the date hereof. All of the Dormant Subsidiaries are designated as such on SCHEDULE I attached hereto.

         22. REPRESENTATION MODIFIED. For purposes of any republishing or restating, as of a date following November 30, 1993, of the representations and warranties contained in the Credit Agreement and the other Loan Documents, the representation contained in Section 4.18 of the Credit Agreement relating to the aggregate Net Book Value of the Foreign Subsidiaries, such representation, as it pertains to Foreign Subsidiaries, only, shall not be deemed restated or republished as of any date occurring after the date of this Amendment.

         23. DELIVERY OF CERTIFICATES OF EXISTENCE, GOOD STANDING, ETC. With respect to each Guarantor, the Company hereby agrees to deliver to the Agent, within thirty (30) days after the date hereof, certificates from the appropriate public officials of each of the states where such Guarantor is incorporated and conducts its business as to the continued existence, good standing and authority to do business in those states.

         24. CONDITIONS. No part of this Amendment shall become effective until the Company shall have delivered (or shall have caused to be delivered) to the Agent each of the following, in Proper Form:

         (a)      the new Notes, executed by the Company;

         (b) a certificate from the Secretary of State or other appropriate public official of the State of Delaware as to the continued existence and good standing of the Company in the State of Delaware;

         (c) a certificate from the Secretary of State or other appropriate public official of the State of Texas as to the qualification of the Company to do business in the State of Texas;

         (d) a certificate from the Office of the Comptroller of the State of Texas as to the good standing of the Company in the State of Texas;

         (e) a legal opinion from the general counsel for the Company and the Current Guarantors acceptable to the Agent in its sole and absolute discretion; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Agent and respective counsel for each of the Banks;

         (f) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of the Company and each of the Guarantors as of the date hereof, and such other documents and information as the Banks may request;

         (g) an Amendment to Guaranty Agreement, in Proper Form, executed by of all of the Guarantors to the execution and delivery of this Amendment and such other related matters as the Banks may reasonably require;

         (h) a Notice of Entire Agreement, DTPA Waiver and Release of Claims executed by the Company and each of the Guarantors as of the date hereof;

         (i) each Bank's amendment fee in the amount of $3,000 each, in accordance with the provisions of Section 2.16 of the Credit Agreement; and

         (j) each Bank's closing fee in an amount equal to (i) the increase in such Bank's Commitment provided for herein, TIMES (ii) 0.0025.

         25. EXHIBITS AMENDED. The Credit Agreement is hereby amended by deleting therefrom Exhibit B and substituting therefor a new Exhibit B, in the form of EXHIBIT A hereto.

         26. REPRESENTATIONS TRUE; NO DEFAULT. The Company represents and warrants that the representations and warranties contained in Section 4 of the Credit Agreement (as amended by SECTION 22 hereof) and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Company hereby certifies that no Default or Event of Default under the Credit Agreement or any of the other Loan Documents has occurred and is continuing as of the date hereof.

         27. RATIFICATION. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. In the event of any conflict between this Amendment and the Credit Agreement or any of the other Loan Documents (or any earlier modification of any of them), this Amendment shall control. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Docu ments are in all respects ratified and confirmed and remain in full force and effect.

         28. DEFINITIONS AND REFERENCES. Terms used herein which are defined in the Credit Agreement or in the other Loan Documents shall have the meanings therein ascribed to them. The term "Credit Agreement" as used in the Credit Agreement, the other Loan Documents or any other instrument, document or writing furnished to the Agent or any of the Banks by the Company shall mean the Credit Agreement as hereby amended.

         29. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Company, the Banks and the Agent and their respective successors, assigns, receivers and trustees (provided, however, that the Company shall not assign its rights hereunder without the prior written consent of the Agent); (b) may be modified or amended only by a writing signed by each party;
(c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

         IN WITNESS WHEREOF, the Company, the Banks and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date which first appears hereinabove.

                                                          ALLWASTE, INC.,
                                                       a Delaware corporation



                                                 By:___________________________
                                                     Darren B. Miller, Treasurer


ATTEST:


- -----------------------------
William L. Fiedler, Secretary


Attachments:

EXHIBIT A - Officer's Certificate
               (Exhibit B to Credit Agreement)

SCHEDULE I - Non-guaranteeing Subsidiaries
                and Dormant Subsidiaries

Commitment: $40,000,000                             TEXAS COMMERCE BANK NATIONAL
                                                    ASSOCIATION, a national
                                                    banking association,
                                                    as a Bank and as Agent

                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

Commitment: $30,000,000                             NATIONSBANK OF TEXAS, N.A.,
                                                    a national banking
                                                    association


                                                    By:________________________
                                                    Frank T. Hundley,
                                                    Vice President

Commitment: $30,000,000                             CITIBANK, N.A., a national
                                                    banking association


                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

Commitment: $15,000,000                             FIRST INTERSTATE BANK OF
                                                    TEXAS, N.A, a national
                                                    banking association


                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

Commitment: $15,000,000                             THE BANK OF NOVA SCOTIA


                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

Commitment: $15,000,000                             COMERICA BANK - TEXAS,
                                                    a Texas banking association


                                                    By:_________________________
                                                       Mitchell Schulman,
                                                       Vice President

Commitment: $15,000,000                             LTCB TRUST COMPANY, a New
                                                    York Trust Company


                                                    By:_________________________

                                                    Name:_______________________

                                                    Title:______________________

                              OFFICER'S CERTIFICATE

                                  Date:________


[Name and address of Bank
or Agent, as the case may be]

Attention:___________________


         Re:Financial Statements Required under Credit Agreement (as the same may have been amended, modified and restated from time to time, the "CREDIT AGREEMENT") dated as of November 30, 1993, by and among Allwaste, Inc., the financial institutions or party thereto from time to time and Texas Commerce Bank National Association, as Agent

Gentlemen:

         Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

         The undersigned hereby certifies, warrants and represents to the addressee named above that:

         (1)      He or she is the duly appointed and acting
                  *_________________of the Company;

         (2) The attached financial statements dated as of_____________ were prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the date thereof and the results of its operations for the period covered thereby.
______________
* Must be the Chairman, President, chief operating officer, chief financial officer or chief accounting officer of the Company.

                                    EXHIBIT B


         EXHIBIT A TO AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT


         (3) As of the end of the period covered by the attached financial statements:

                  (a)      QUICK RATIO:
                           ------------
                           (i)      Sum of cash, readily
                                    available funds,
                                    Aggregate Unused
                                    Commitment of the Banks
                                    LESS Alternative Facilities
                                    ----
                                    Advances, and Current Accounts
                                    Receivable of the Company
                                    and its Subsidiaries on
                                    a consolidated basis:           $___________

                           (ii)     Current Liabilities of
                                    the Company and its
                                    Subsidiaries on a
                                    consolidated basis:            $____________

                           (iii)    Required Quick Ratio:           1.00 to 1.00

                           (iv)     Actual Quick Ratio:             ____ to 1.00

                  (b)      NET WORTH:
                           ---------
                           (i)      75% of aggregate of
                                    Net Income for 1995
                                    fiscal year and each
                                    completed fiscal year
                                    thereafter [Break out
                                    by fiscal year]:              $_____________

                           (ii)     aggregate of all equity
                                    added to the consolidated
                                    balance sheet of the
                                    Company and its Subsidiaries
                                    after August 31, 1994
                                    included in the attached
                                    financial statements:         $_____________

                           (iii)    Required Net
                                    Worth ([i]+[ii]+$115,000,000) $_____________

                                    EXHIBIT B

                           (iv)     Net Worth of
                                    the Company and its
                                    Subsidiaries on a
                                    consolidated basis:           $_____________

                  (c)      CASH FLOW RATIO:

                           (i)      Cash Flow for the
                                    Rolling Four Quarters:        $_____________

                           (ii)     Current Maturities:           $_____________

                           (iii)    Revolving Portion:            $_____________

                           (iv)     Interest expense on
                                    borrowed Indebtedness
                                    (exclusive of interest
                                    expense paid in con-
                                    nection with Discontinued
                                    Operations) for the Rolling
                                    Four Quarters:                $_____________

                           (v)      Cash expenditures (if any)
                                    to reduce or repurchase
                                    all or part of the out-
                                    standing principal balance
                                    of the Subordinated
                                    Indebtedness made during
                                    the Rolling Four Quarters
                                    and not required by the
                                    terms of such Subordinated
                                    Indebtedness:                 $_____________

                           (vi)     scheduled principal
                                    reductions on Subordinated
                                    Indebtedness which is payable
                                    within one (1) year:          $_____________

                           (vii)    sum of (ii) through (vi):     $_____________

                           (viii)   Required Cash Flow Ratio:       1.__ to 1.00


                                    EXHIBIT B

                           (ix)     Actual Cash Flow Ratio:         ____ to 1.00

                  (d)      FUNDED INDEBTEDNESS TO EBITDA RATIO:

                           (i)      Funded Indebtedness:          $_____________

                           (ii)     Cash Flow for the Rolling
                                    Four Quarters:                $_____________

                           (iii)    Cash taxes paid during the
                                    Rolling Four Quarters:        $_____________

                           (iv)     EBITDA for the
                                    Rolling Four Quarters
                                    ([ii]+[iii]):                 $_____________

                           (v)      Funded Indebtedness to
                                    EBITDA Ratio for the
                                    Rolling Four Quarters:        $_____________

                           (vi)     Required Funded Indebted-
                                    ness to EBITDA Ratio          $_____________

                  (e)      INTEREST COVERAGE RATIO:

                           (i)      EBITDA for the Rolling
                                    Four Quarters:                $_____________

                           (ii)     Interest Expense for the
                                    Rolling Four Quarters:        $_____________

                           (iii)    Interest Coverage Ratio:       _____ to 1.00

                           (iv)     Actual Interest Coverage Ratio:_____ to 1.00

         (4)      Based on 3(d)(v) above:

                  (a)      Applicable Letter of Credit Fee Percentage is _____%;

                  (b) Applicable Margin for Eurodollar Rate Borrowings is _____%;

                  (c)      Applicable Margin for CD Rate Borrowings is _____%;
                           and

                                    EXHIBIT B

                  (d) Applicable Margin for Alternate Base Rate Borrowings is ______%.


         (5)      (Check EITHER [a] or [b])

                  [ ] (a) The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements.

                  [ ] (b) The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Company has taken or proposes to take with respect thereto.]



                                                       -------------------------


                                                  Name:_________________________



                                    EXHIBIT B